CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 29, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Via Renewables, Inc. on Form 10-K for the year ended December 31, 2022.  We consent to the incorporation by reference of said reports in the Registration Statements of Via Renewables, Inc. on Form S-3 (File No. 333-266615) and on Forms S-8 (File No. 333-197738 and File No. 333-231707).

/s/ GRANT THORNTON LLP

Houston, Texas
March 29, 2023